EXHIBIT 4.51



THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS WARRANT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25106 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS WARRANT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT") OR ANY STATE SECURITIES LAWS AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF ANY EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES FILED UNDER THE ACT AND COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER HEREOF THAT SUCH REGISTRATION IS NOT REQUIRED.


                        WARRANT TO PURCHASE CAPITAL STOCK

                                       OF

                                THE RICEX COMPANY


         This Warrant is entered into pursuant to the terms of the Agreement between JDK & Associates, Inc. and The RiceX Company (the "Company"). The Company hereby grants to JDK & Associates, Inc., or its permitted registered assigns ("Registered Holder"), subject to the terms and conditions of this Warrant, the right to purchase from the Company at any time after the date of this Warrant and prior to the Expiration Date (as defined below) up to the number of shares (subject to adjustment as set forth herein and rounded to whole shares) of Warrant Stock (as defined below) at a purchase price per share equal to the Purchase Price (as defined below) subject to adjustment as provided herein, upon surrender of this Warrant at the principal office of the Company together with a duly executed Subscription Form in the form attached hereto as Exhibit 1 and simultaneous payment of the full Purchase Price, as adjusted to the extent provided herein, in lawful money of the United States of America.

        1. CERTAIN DEFINITIONS. The following terms shall have the meaning set forth below:

                1.1 BOARD. The "Board" means the Board of Directors of the Company.

                1.2 COMPANY. The "Company" means The RiceX Company, a Delaware corporation.

                1.3 EXPIRATION DATE. "Expiration Date" means 5:00 p.m. Pacific Time on October 31, 2002, or, if earlier, the date and time determined under Section 5.4 of this Warrant.

                1.4 ISSUE DATE. "Issue Date" means the date of this Warrant.

                1.5 PURCHASE PRICE. "Purchase Price" means seventy-five cents ($0.75) per share of Warrant Stock. The Purchase Price is subject to adjustment, as provided herein.

                1.6 REGISTERED HOLDER. "Registered Holder" means JDK & Associates, Inc. or its permitted registered assigns.

                1.7 SEC. "SEC" means the Securities Exchange Commission of the United States of America.

                1.8 WARRANT. "Warrant" means this Warrant and Warrant(s) delivered in substitution or exchange therefor, as provided herein.

                1.9 WARRANT STOCK. "Warrant Stock" means up to 50,000 shares of the Common Stock of the Company and any other consideration issuable under this Agreement upon exercise of this Warrant or any portion thereof. The number and character of shares of Warrant Stock are subject to adjustment as provided herein and the term "Warrant Stock" shall include stock and other securities and property at any time receivable or issuable upon exercise of this Warrant.

        2. EXERCISE. Subject to the terms of this Warrant and compliance with all applicable securities laws, Registered Holder may exercise this Warrant at any time, on any business day before the Expiration Date, for up to the number of shares of Warrant Stock that is set forth in Section 1.9 above, by surrendering this Warrant at the principal office of the Company at 1241 Hawks Flight Court, El Dorado Hills, California 95762, with a Subscription Form in the form attached as Exhibit 1 hereto duly executed by the Registered Holder, together with full payment in cash or check of the sum obtained by multiplying (a) the number of shares of Warrant Stock the Registered Holder desires to purchase by (b) the Purchase Price or adjusted Purchase Price therefor, if applicable, as determined in accordance with the terms hereof. Registered Holder may exercise this Warrant for less than the full number of shares of Warrant Stock purchasable hereunder but must exercise this Warrant in increments of at least ten percent (10%) of the initial shares of Warrant Stock, as adjusted pursuant hereto, if the exercise is for less than all remaining Warrant Stock then exercisable hereunder. Upon Registered Holder's partial exercise, Registered Holder must surrender this Warrant, and the Company shall issue to the Registered Holder a new Warrant of the same tenor for purchase of the number of remaining shares of Warrant Stock not purchased. Registered Holder shall be deemed to have exercised this Warrant immediately prior to the close of business on the date of its surrender for exercise as provided above, and shall be treated for all purposes as the holder of record of such shares as of the close of business on such date. As soon as practicable on or after such date, the Company shall issue and deliver to the Registered Holder or Holders a certificate or certificates for the number of whole shares of Warrant Stock issuable upon such exercise, together with cash in lieu of any fraction of a share equal to such fraction of the current fair market value of one whole share of Warrant Stock as of the date of exercise, as determined in good faith by the Company's Board. No fractional shares may be issued upon any exercise of this Warrant.

         Upon exercise, in part or in whole, of this Warrant, certificates representing the Warrant Shares shall bear a legend substantially similar to the following:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED OR SOLD EXCEPT (I) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, (II) TO THE EXTENT APPLICABLE, PURSUANT TO RULE 144 UNDER THE ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (III) UPON THE DELIVERY BY THE HOLDER TO THE COMPANY OF AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

        3. FULLY PAID SHARES. All shares of Warrant Stock the Company issues upon exercise of this Warrant shall be validly issued, fully paid and non-assessable.

        4. TRANSFER AND EXCHANGE. Subject to the terms of this Warrant and compliance with all applicable securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, on the books of the Company maintained for such purpose at the principal office of the Company referred to above, by the Registered Holder hereof in person, or by duly authorized attorney, upon Registered Holder's surrender of this Warrant properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. Upon any partial transfer, the Company shall issue and deliver to the Registered Holder a new Warrant or Warrants with respect to the shares of Warrant Stock not so transferred. Until a transfer of this Warrant is registered on the books of the Company, the Company may treat the Registered Holder hereof as the owner for all purposes. Notwithstanding the foregoing, this Warrant and the rights hereunder may not be transferred unless such transfer (a) complies with all applicable securities laws and the provisions of Section 11 hereof, and (b) effects the transfer of the right to purchase at least five percent (5%) of the initial shares of Warrant Stock, as adjusted, or the right to purchase all remaining shares of Warrant Stock purchasable under this Warrant if the right to purchase less than five percent (5%) of the initial shares of Warrant Stock remains untransferred.

        5. ADJUSTMENT OF PURCHASE PRICE AND NUMBER OF SHARES. The number or character of shares of Warrant Stock issuable upon exercise of this Warrant and the Purchase Price therefor shall be adjusted to the extent provided below upon occurrence of the following events:

                5.1 ADJUSTMENT FOR STOCK SPLITS, STOCK DIVIDENDS, RECAPITALIZATION AND SIMILAR EVENTS. The Purchase Price of this Warrant and the number of shares of Warrant Stock issuable upon exercise of this Warrant shall each be proportionally adjusted to reflect any stock split, reverse stock split, combination of shares, reclassification, recapitalization or other similar event affecting the number of outstanding shares of the Company's Stock. For example, if there should be a 2-for-1 stock split of the Company's Stock, the Purchase Price of this Warrant shall be divided by two
(2) and the number of shares of Warrant Stock purchasable under this Warrant shall be doubled. An adjustment under this Section 5.1 shall be effective at the close of business on the date such event becomes effective.

                5.2 ADJUSTMENT FOR OTHER DIVIDENDS AND DISTRIBUTIONS. If the Company shall make or issue, or shall fix a record date for the determination of eligible holders entitled to receive, a dividend or other distribution with respect to the Warrant Stock payable in securities of the Company, then, and in each such case, the Registered Holder of this Warrant on exercise of this Warrant at any time after the consummation, effective date or record date of such event, shall receive, in addition to the shares of Warrant Stock issuable on such exercise prior to such date, the securities or such other securities of the Company to which such Registered Holder would have been entitled upon such date if such Registered Holder had exercised this Warrant immediately prior thereto (all subject to further adjustment as provided in this Warrant).

                5.3 ADJUSTMENT FOR REORGANIZATION, CONSOLIDATION, MERGER. In case of any reorganization of the Company (or any successor corporation, the stock or other securities of which are at the time receivable on the exercise of this Warrant), after the Issue Date, or in case, after such date, the Company (or any other such successor corporation) shall consolidate all of its assets to another corporation, then, and in each such case, the Registered Holder of this Warrant, upon the exercise hereof (as provided in Section 2) at any time after the consummation of such reorganization, consolidation, merger, or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise of this Warrant prior to such consummation, the stock or other securities or property to which such Registered Holder would have been entitled had Registered Holder exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 5, and the successor or purchasing corporation in such reorganization, consolidation, merger or conveyance (if other than the Company) shall duly execute and deliver to the Registered Holder a supplement hereto acknowledging such corporation's obligations under this Warrant; and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

                5.4 CONVERSION OF WARRANT STOCK. In case all the authorized Warrant Stock of the Company is converted, pursuant to the Company's Certificate of Incorporation, into other securities or property, or the Warrant Stock otherwise ceases to exist, then, in such case, the Registered Holder of this Warrant, on exercise hereof at any time after the date on which the Warrant Stock is so converted or ceases to exist (the "Termination Date") shall receive, in lieu of the number of Shares of Warrant Stock that would have been issuable upon such exercise immediately prior to the Termination Date (the "Former Issuable Number of Shares of Warrant Stock"), the stock and other securities and property to which such Registered Holder would have been entitled to receive upon the Termination Date if such Registered Holder had exercised this Warrant with respect to the Former Issuable Number of Shares of Warrant Stock immediately prior to the Termination Date (all subject to further adjustment as provided in this Warrant).

                5.5 ADJUSTMENTS TO PURCHASE PRICE. Although an adjustment to the Purchase Price may occur pursuant to this Section 5, the aggregate purchase price for the total number of shares of Warrant Stock purchasable hereunder (as adjusted) shall remain the same.

        6. NO IMPAIRMENT. The Company may not, by amendment of its Certificate of Incorporation or Bylaws, or through reorganization, consolidation, merger, dissolution, issue or sale of securities, sale of assets or any other voluntary action, willfully avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but shall at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Registered Holder against impairment. Without limiting the generality of the foregoing, the Company (a) will not set nor increase the par value (if any par value exists) of any shares of stock issuable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and (b) will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Warrant Stock upon the exercise of this Warrant.

        7. CERTIFICATE AS TO ADJUSTMENTS. In each case of any adjustment in either the Purchase Price or in the number of share of Warrant Stock, or other stock, securities or property receivable on the exercise of this Warrant, the Treasurer of the Company shall, upon request from Registered Holder, compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of the adjusted Purchase Price. Thereafter, the Company shall cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the Registered Holder.

        8. NOTICES OF RECORD DATE. In case:

                     (a) The Company shall take a record of the holders of its Warrant Stock for the purpose of entitling them to receive any dividend or other distribution; or

                     (b) Of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company with or into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation in which holders of the Company's stock are to receive stock, securities, cash or property of another corporation; or

                     (c) Of any voluntary dissolution, liquidation or winding-up of the Company; or

                     (d) Any redemption or conversion into Common Stock of all outstanding Warrant Stock.

then, and in each such case, the Company shall mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (a) the date on which a record is to be taken for the purpose of such dividend or distribution, and stating the amount and character of such dividend or distribution, or (b) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Warrant Stock shall be entitled to exchange their shares of Warrant Stock or Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up. Such notice shall be mailed at least ten (10) days prior to the effective or record date therein specified, as applicable. Failure to provide notice under this
Section 8 or any defect therein shall not affect the validity of any action taken in connection with such dividend, distribution, reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation, winding-up, redemption or conversion.

        9. LOSS OR MUTILATION. Upon Registered Holder's delivery to the Company of evidence reasonably satisfactory to the Company of the ownership, and the loss, theft, destruction or mutilation, of this Warrant, and of indemnity reasonably satisfactory to the Company, and (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Registered Holder in lieu thereof a new Warrant of like tenor.

        10. RESERVATION OF WARRANT STOCK. If at any time the number of authorized but unissued shares the Company's Common Stock or other securities shall not be sufficient to effect the exercise of this Warrant, the Company shall take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock or other securities to such number of shares of Common Stock or other securities as shall be sufficient for such purpose.

        11. RESTRICTIONS ON TRANSFER.

                11.1 ACKNOWLEDGMENT, REPRESENTATION AND WARRANTIES OF REGISTERED HOLDER. The Registered Holder understands and acknowledge that neither this Warrant nor the shares of Warrant Stock have been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. As a condition to the issuance of this Warrant and to its exercise the Registered Holder hereby represents and warrants to the Company that:

                     (a) The Warrant and, if applicable, the shares of Warrant Stock (collectively, the "Securities") have been acquired by the Registered Holder for investment and not with a view to the sale or other distribution thereof within the meaning of the Act and the Registered Holder has no present intention of selling or otherwise disposing of all or any portion of the Securities.

                     (b) The Registered Holder has acquired the Securities for the Registered Holder's own account only and no one else has any beneficial ownership in the Securities.

                     (c) The Registered Holder is capable of evaluating the merits and risks of any investment in the Securities, is financially capable of bearing a total loss of this investment and has either (i) a preexisting personal or business relationship with the Company or its principals or (ii) by reason of the Registered Holder's business or financial experience, has the capacity to protect his or its own interest in connection with this investment.

                     (d) The Registered Holder has had access to all information regarding the Company, its present and prospective business, assets, liabilities and financial condition that the Registered Holder considers important to making the decision to acquire the Securities and has had ample opportunity to ask questions of and receive answers from the Company's representatives concerning an investment in the Securities and to obtain any and all documents requested in order to supplement or verify any of the information supplied.

                     (e) The Registered Holder understands that the
Securities shall be deemed restricted securities under the Act and may not be resold unless they are registered under the Act and any applicable state securities law, or in the opinion of counsel in form and substance satisfactory to the Company, an exemption from such registration is available.

                     (f) The Registered Holder is aware of Rule 144 promulgated under the Act, which rule provides, in substance, that (i) after one year from the date restricted securities have been purchased and fully paid for, a holder may transfer restricted securities provided certain conditions are met, e.g., certain public information is available about the Company, and specific limitations on the amount of shares which can be sold within certain periods and the manner in which such shares must be sold are complied with, and (ii) after two years from the date the Securities have been purchased and fully paid for, holders who are not "affiliates" of the Company may sell restricted securities without satisfying such conditions.

                     (g) The Registered Holder further understands that if the requirements of Rule 144 are not met, registration under the Act, compliance with Regulation A, or some other registration exemption will be required for any disposition of the Securities; and that, although Rule 144 is not exclusive, the SEC has expressed its opinion that persons proposing to sell restricted securities other than in a registered offering or other than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales and such persons and the brokers who participate in the transactions do so at their own risk.

                11.2 SALE OR TRANSFER OF WARRANT STOCK. The Registered Holder of this Warrant, by acceptance hereof, agrees that, absent an effective registration statement filed with the SEC under the Act, covering the disposition or sale of this Warrant or the Warrant Stock issued or issuable upon exercise hereof, such Registered Holder will not sell or transfer any or all of this Warrant or such Warrant Stock, as the case may be, without first providing the Company with an opinion of counsel satisfactory to the Company to the effect that such sale or transfer will be exempt from the registration and prospectus delivery requirements of the Act, and such Registered Holder consents to the Company making a notation on its records, or giving instructions to any transfer agent of this Warrant, or such Warrant Stock, in order to implement this restriction on transfer. The share certificates issued upon exercise of this Warrant shall bear legends referring to the restrictions on transfer set forth in this Section 11. As a condition to the transfer of this Warrant or transfer of the shares issuable on exercise hereof, any permitted transferee must execute and deliver to the Company representations and warranties similar to those set forth in this Section 11.

        12. GENERAL PROVISIONS.

                12.1 NO RIGHTS OR LIABILITIES AS SHAREHOLDER. This Warrant does not by itself entitle the Registered Holder to any voting rights or other rights as a shareholder of the Company. In the absence of affirmative action by Registered Holder to purchase Warrant Stock by exercise of this Warrant, no provisions of this Warrant, and no enumeration herein of the rights or privileges of the Registered Holder shall cause such Registered Holder to be a shareholder of the Company for any purpose by virtue hereof.

                12.2 AMENDMENT. The provisions of this Agreement may be modified at any time by agreement of the parties. Any such agreement hereafter made shall be ineffective to modify this Agreement in any respect unless in writing and signed by the parties against whom enforcement of the modification or discharge is sought.

                12.3 NOTICES. Any notice under this Agreement shall be in writing, and any written notice or other document shall be deemed to have been duly given (i) on the date of personal service on the parties, (ii) on the third business day after mailing, if the document is mailed by registered or certified mail, (iii) one day after being sent by professional or overnight courier or messenger service guaranteeing one-day delivery, with receipt confirmed by the courier, or (iv) on the date of transmission if sent by telegram, telex, telecopy or other means of electronic transmission resulting in written copies, with receipt confirmed. Any such notice shall be delivered or addressed to the parties at the addresses set forth below or at the most recent address specified by the addressee through written notice under this provision:

If to the Company:

Daniel McPeak, Chief Executive Officer
The RiceX Company
1241 Hawk's Flight Court, Suite 103
El Dorado Hills, CA 95762
Fax: (916) 933-3232

With a copy to:

Crosby, Heafey, Roach & May
700 S. Flower St., Suite 2200
Los Angeles, CA  90017
Attn: Mr. Richard Lasater

If to the Registered Holder:

JDK & Associates, Inc.
19800 MacArthur Blvd., Suite 880
Irvine, CA  92612
Attn:  Joseph Kowal

With a copy to:

------------------------------
------------------------------
------------------------------
------------------------------
Attn:
     -------------------------


Failure to conform to the requirement that mailings be done by registered or certified mail shall not defeat the effectiveness of notice actually received by the addressee.

                12.4 CHANGE; WAIVER. Any of the terms or conditions of this Agreement may be waived at any time by the party entitled to the benefit thereof, but no such waiver shall affect or impair the right of the waiving party to require observance, performance or satisfaction either of that term or condition as it applies on a subsequent occasion or of any other term or condition.

                12.5 HEADINGS. The headings in this Warrant are for purposes of convenience and reference only, and shall not be deemed to constitute a part hereof.

                12.6 LAW GOVERNING. The rights and obligations of the parties and the interpretation and performance of this Agreement shall be governed by the law of California, excluding its conflict of laws rules

                12.7 INTEGRATION. This Agreement constitutes the entire agreement between the Company and the Registered Holder with respect to the subject matter hereof. Any previous agreement between the Company and the Registered Holder is superseded by this Agreement. Subject to the exceptions specifically set forth in this Agreement, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, successors, administrators, executors and assigns of the parties hereto.

                12.8 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                12.9 SEVERABILITY. If any provision of this Agreement is adjudicated by a court of competent jurisdiction to be invalid or unenforceable, the remainder of the Agreement which can be given full force and effect without the invalid provision shall continue in full force and effect and shall in no way be impaired or invalidated.

         Dated: As of November 1, 1999

                                       COMPANY

                                       The RiceX Company, a Delaware corporation


                                       By:
                                          --------------------------------------

                                       Its:
                                          --------------------------------------

                                       REGISTERED HOLDER

                                       JDK & Associates, Inc.


                                       By:
                                          --------------------------------------

                                       Its:
                                          --------------------------------------

                                    EXHIBIT 1
                                SUBSCRIPTION FORM

                 (To be executed only upon exercise of Warrant)


         Theundersigned Registered Holder of this Warrant irrevocably exercises this Warrant for the purchase of ___________ shares of ___________ Stock of ___________, purchasable with this Warrant, and herewith makes payment therefor, all at the price and on the terms and conditions specified in this Warrant. The representations and warranties of the undersigned contained in Section 11 of this Warrant continue to be true and complete on the date hereof.

         Dated:
                ----------             --------------------------------------
                                       (Signature of Registered Holder)

                                       --------------------------------------
                                       (Street Address)

                                       --------------------------------------
                                       (City)             (State)    (Zip)

                               FORM OF ASSIGNMENT


         FOR VALUE RECEIVED the undersigned Registered Holder of this Warrant hereby sells, assigns and transfers unto the Assignee named below in accordance with the terms and conditions of the Warrant, all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Warrant Stock set forth below:

        NAME OF ASSIGNEE                 ADDRESS                 NO. OF SHARES




and does hereby irrevocably constitute and appoint ______________________ Attorney to make such transfer on the books of ___________ maintained for the purpose, with full power of substitution in the premises.

         Dated:                     BY:
                ----------             --------------------------------------
                                               (Registered Holder)

                                    Name:
                                    Title: